                                                                  EXHIBIT 3.1(g)

                      [LETTERHEAD OF STATE OF CALIFORNIA]


     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                     IN WITNESS WHEREOF, I execute this
                                        certificate and affix the Great Seal of
                                        the State of California this


                                                     Sep 24, 1997
                                        ---------------------------------------


[SEAL]
                                        /s/ BILL JONES

                                        Secretary of State

                                                         A497731

                                                     E N D O R S E D
                                                        F I L E D
                                         In the office of the Secretary of State
                                                 of the State of California

                                                       SEP 24 1997

                                                     /s/ BILL JONES
                                              BILL JONES, Secretary of State


                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                    IMPERIAL CREDIT ASSET MANAGEMENT CORP.

The undersigned certify that:

     1. They are all of the directors of the Imperial Credit Asset Management Corp., a California corporation (the "Corporation").

     2. Article I of the Articles of Incorporation of the Corporation is amended to read as follows:


                                  "Article I

         The name of the corporation is IMPERIAL CREDIT
         COMMERCIAL ASSET MANAGEMENT CORP."

     3.  No shares have been issued.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: September 22, 1997


                                           /s/ H. WAYNE SNAVELY
                                           ----------------------------------
                                           H. Wayne Snavely


                                           /s/ KEVIN E. VILLANI
                                           ----------------------------------
                                           Kevin E. Villani


                                           /s/ MARK S. KARLAN
                                           ----------------------------------
                                           Mark S. Karlan



                                                   [SEAL OF THE OFFICE
                                                OF THE SECRETARY OF STATE]

                       [SEAL OF THE STATE OF CALIFORNIA]
                              SECRETARY OF STATE


   I, BILL JONES, Secretary of State of the State of California, hereby certify:

   That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                         IN WITNESS WHEREOF, I execute
                                         this certificate and affix the Great
                                         Seal of the State of California this

                                                    [ILLEGIBLE DATE]
                                         ------------------------------------





                                                /s/ BILL JONES


                                             Secretary of State

                                              [ILLEGIBLE NUMBER]

                                               E N D O R S E D
                                                  F I L E D
                                    In the office of the Secretary of State
                                          of the State of California

                                                 AUG 12 1997

                                               /s/ BILL JONES
                                        BILL JONES, Secretary of State


                           ARTICLES OF INCORPORATION
                                      OF
                    IMPERIAL CREDIT ASSET MANAGEMENT CORP.


                                  ARTICLE I.

                                     NAME

     The name of this corporation is Imperial Credit Asset Management Corp.


                                  ARTICLE II.

                                    PURPOSE

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code (the "Code").


                                 ARTICLE III.

                                 INITIAL AGENT

     The name of this corporation's initial agent for service of process is:

                             J. A. Shafran, Esq.
                             Sonnenschein Nath & Rosenthal
                             601 S. Figueroa St.
                             Suite 1500
                             Los Angeles, CA 90017


                                  ARTICLE IV.

                               INITIAL DIRECTORS

     The name and addresses of the initial directors of the Corporation are

                             H. Wayne Snavely
                             c/o Imperial Credit Industries, Inc.
                             23550 Hawthorne Blvd., Bldg. One, Suite 110
                             Torrance, California 90505

                             Kevin E. Villani
                             c/o Imperial Credit Industries, Inc.
                             23550 Hawthorne Blvd., Bldg. One, Suite 210
                             Torrance, California 90505

                             Mark S. Karlan
                             c/o Imperial Credit Industries, Inc.
                             23550 Hawthorne Blvd., Bldg. One, Suite 210
                             Torrance, California 90505


                                  ARTICLE V.

                                     STOCK

     (a) This corporation has authority to issue one hundred thousand (100,000) shares of Common Stock ("Common Stock"). Each share of Common Stock shall entitle the holder to one vote.

     (b) The board of directors of the corporation may authorize the issuance from time to time of shares of stock of the corporation of any class or series, whether now or hereafter authorized, for such consideration as the board of directors of the corporation may deem advisable. The board of directors may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.


                                  ARTICLE VI.

                            LIMITATION OF LIABILITY

     The personal liability of the directors of the corporation for monetary damages in an action for breach of a director's duties to the corporation and its shareholders (as set forth in Section 309 of the Code) shall be eliminated, subject to the limits set forth in Section 204(a)(10) of the Code.


                                 ARTICLE VII.

                                INDEMNIFICATION

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the

Code, subject to the limits on such excess indemnification set forth in Section 204(a)(11) of the Code.

                                       /s/ H. WAYNE SNAVELY
                                       -----------------------------------
                                       H. Wayne Snavely

                                       /s/ KEVIN E. VILLANI
                                       -----------------------------------
                                       Kevin E. Villani

                                       /s/ MARK S. KARLAN
                                       -----------------------------------
                                       Mark S. Karlan

     We declare that we are the persons who executed the foregoing articles of incorporation which execution is our act and deed.

                                       /s/ H. WAYNE SNAVELY
                                       -----------------------------------
                                       H. Wayne Snavely

                                       /s/ KEVIN E. VILLANI
                                       -----------------------------------
                                       Kevin E. Villani

                                       /s/ MARK S. KARLAN
                                       -----------------------------------
                                       Mark S. Karlan


                                       3